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                                                                     EXHIBIT 5.1

                          Western Gas Resources, Inc.
                             12200 N. Pecos Street
                               Denver, CO 80234

                                                       May 23, 2001



Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234

Gentlemen:

         I am the general counsel for Western Gas Resources, Inc., a Delaware corporation (the "Corporation"), and am delivering this opinion in connection with the preparation of Post-Effective Amendment No. 1 (the "Amendment") to a Registration Statement on Form S-8 of the Corporation (Registration No. 333-95255), filed with the Securities and Exchange Commission (the "Commission") on January 24, 2000 (the "Registration Statement" and, together with the Amendment, the "Amended Registration Statement"), relating to the registration by the Corporation of an aggregate of 750,000 shares of the Corporation's common stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to options granted under (i) the Corporation's 1999 Stock Option Plan (the "Plan") and (ii) the Stock Option Agreement, dated September 18, 2000, between Haley Belt and the Corporation, the Stock Option Agreement, dated April 14, 2000, between Bryant Hazard and the Corporation, the Stock Option Agreement, dated September 18, 2000, between Bryant Hazard and the Corporation, the Stock Option Agreement, dated August 18, 2000, between Steven Hiraoka and the Corporation, the Stock Option Agreement, dated September 18, 2000, between Aaron McKeown and the Corporation and the Stock Option Agreement, dated September 18, 2000, between Michael Mitchell and the Corporation (the "Option Agreements").

         This opinion is being delivered in accordance with the requirements of
Item 601 (b) (5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used herein but not otherwise defined herein have the meaning ascribed to them in the Amended Registration Statement.

         In connection with this opinion, I have examined the originals or copies certified or otherwise authenticated to my satisfaction of such corporate records of the Corporation, of certificates of public officials and of officers of the Corporation, and of other agreements,

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instruments or documents as I have deemed necessary as a basis for the opinions contained herein. I have also reviewed the Amended Registration Statement.
         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as a certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Corporation, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon certificates, statements and representations of officers, trustees and other representatives of the Corporation and others.

         I am a member of the Bar of the State of Colorado and do not express any opinion as to the laws of any other state or jurisdiction. Insofar as opinions herein expressed relate to matters governed by Delaware law, I have relied solely upon a reading of applicable statutes and records of the Corporation and certificates of public officials.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I advise you that, in my opinion:

         1. The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         2. The shares of Common Stock initially issuable pursuant to the Plan and the Option Agreements have been duly authorized by the Corporation and, when issued and sold by the Corporation in accordance with the provisions of the Plan and the Option Agreements, will have been validly issued and will be fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Amended Registration Statement and the reference to me under the headings "Legal Matters" and "Interests of Named Experts and Counsel" in the Amended Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. As of May 17, 2001, I owned 41,887 shares of Common Stock and options to purchase 24,000 shares of Common Stock.

                                 Respectfully submitted,

                                 /S/ John C. Walter
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                                 John C. Walter, Esquire
                                 General Counsel